USF&G CORPORATION                   Exhibit 23 - Consent of Independent Auditors





USF&G Corporation

We consent to the incorporation by reference in this Annual Report (Form 10-K) of USF&G Corporation of our report dated February 23, 1996, included in the 1995 Annual Report to Shareholders of USF&G Corporation.

Our audit also included the financial statement schedules of USF&G Corporation listed in Item 14(a). These schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements Number 33-20449, 33-9405, 33-33271, 33-21132, 33-51859, 33-63333 and 33-65471 on
Form S-3, and Number 2-72026, 2-61626, 2-98232, 33-16111, 33-38113, 33-35095,
33-43132, 33-45664, 33-45665, 33-61965, 33-55667, 33-55669, 33-55671 and
33-59535 on Form S-8, of USF&G Corporation, of our report dated February 23, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of USF&G Corporation.


/s/ ERNST & YOUNG LLP

Baltimore, Maryland
March 29, 1996